UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2025

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41488	82-5089826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Professional Drive, Suite 260

Gaithersburg, MD 20879

(Address of principal executive offices) (Zip Code)

(240) 430-4212

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.00001 per share	SHPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 3, 2025, Shuttle Pharmaceuticals Holdings, Inc., a Delaware corporation (the “Company”), entered into a consulting agreement (the “Consulting Agreement”) with IR Agency LLC (the “IR Agency”). Pursuant to the Consulting Agreement, IR Agency agrees to provide certain marketing and advertising services to communicate information about the Company to the financial community (the “Services”), including, but not limited to, creating company profiles, media distribution and building a digital community with respect to the Company. As consideration for the performance of the Services, the Company agreed to pay to the IR Agency two million dollars ($2,000,000) by April 5, 2025. The term of the Consulting Agreement will be three months starting on April 3, 2025.

The foregoing description of the Consulting Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Consulting Agreement, dated April 3, 2025, between Shuttle Pharmaceuticals Holdings, Inc. and IR Agency LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

Dated: April 4, 2025

	By:	/s/ Christopher Cooper
	Name:	Christopher Cooper
	Title:	Interim Chief Executive Officer

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